UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2021.

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)
75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 30, 2021, Energy Services of America Corporation (the “Company”) provided notice to all holders of the Company’s 6.0% Convertible Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) that, subject to applicable law and in accordance with the Company’s certificate of incorporation, the Company intends to redeem all 206 shares of the Series A Preferred Stock, at a price equal to $25,000 per preferred share plus all accrued and unpaid dividends whether or not declared up to and excluding the Redemption Date of September 1, 2021 (the “Redemption Price”).

Some or all of the 206 outstanding shares of Series A Preferred Stock may be converted into common stock of the Company (“Common Stock”) at the election of each shareholder. The conversion formula for each share of the Series A Preferred Stock is $25,000 plus all accrued but unpaid dividends up to, but excluding, September 1, 2021 divided by the Conversion Price of $1.50. Cash will be issued in lieu of fractional shares at a rate of $25,000 multiplied by the fractional share rounded to the nearest cent. Any shareholder electing conversion, in whole or in part, must return a notice of conversion to the Company at least two business days prior to the Redemption Date of September 1, 2021. If the notice of conversion is not received by the Company by the required date, a complete redemption of the Series A Preferred Stock will occur at the Redemption Price.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: June 30, 2021	By:	/s/Charles Crimmel
Charles Crimmel
Chief Financial Officer